Name of Company:

IDREAMSKY TECHNOLOGY LIMITED

Number:

Class A Ordinary Share(s):

-[no. of shares]-

Issued to:

[name of shareholder]

Dated

Transferred from:

Exhibit 4.2

IDREAMSKY TECHNOLOGY LIMITED

Number	Class A Ordinary Share(s)

-[no. of shares]-

Incorporated under the laws of the Cayman Islands

Share capital is US$50,000 divided into

(i) 418,553,880 Class A Ordinary Shares of a par value of US$0.0001 each and

(ii) 81,446,120 Class B Ordinary Shares of a par value of US$0.0001 each

THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Class A Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the         day of              2014 by:

DIRECTOR

TRANSFER

I	(the Transferor) for the value received
DO HEREBY transfer to	(the Transferee) the
shares standing in my name in the

undertaking called IDREAMSKY TECHNOLOGY LIMITED

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor